Exhibit 99.1

News Release
Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Announces Pricing of Public Offering of Common Stock and Warrants

TAMPA, FL -- 05/31/2013 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), the manufacturer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, announced today that it has priced an underwritten public offering of 2,372,295 shares of its common stock and warrants to purchase 593,074 shares of its common stock.  Each share of common stock will be sold with a warrant to purchase 0.25 of a share of common stock.  Each share of common stock and related warrant will be sold at a combined price to the public of $0.90, for gross proceeds of $2,135,065.  The net proceeds from the sale of the shares and related warrants, after deducting the underwriter’s discounts and other estimated offering expenses payable by the Company, will be approximately $1,839,360.  The warrants are exercisable for a period of five years beginning on the closing date of the offering at an exercise price of $1.35 per share.  The Company has also granted the underwriter a 45-day option to purchase up to an additional 355,844 shares and related warrants to purchase up to an additional 88,961 shares of common stock to cover over-allotments, if any.

The Company currently intends to use the net proceeds from this offering for working capital and general corporate purposes. The offering is expected to close on or about June 5, 2013.

Northland Capital Markets is acting as the sole book-running manager for the offering.

The Company is offering and selling these securities pursuant to the Company’s existing shelf registration statement (File No. 333-188661), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 28, 2013. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and a final prospectus supplement describing the terms of the offering will be filed with the SEC, which will form a part of the effective registration statement. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and the accompanying base prospectus related to this offering may be obtained from the SEC’s website at http://www.sec.gov or by contacting Ted Warner at Northland Capital Markets, 45 South Seventh Street, Suite 2000, Minneapolis, MN 55402, by calling 612-851-4906, or by emailing twarner@northlandcapitalmarkets.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.
About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new antifreeze, vegetable oil and ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.